                                                         Exhibit  99.1

Byline Bancorp, Inc. Appoints Mary Jo S. Herseth to Board of Directors

Chicago, IL, April 4, 2019 – Byline Bancorp, Inc. (NYSE: BY) announced today the appointment of Mary Jo S. Herseth to the Board of Directors of both Byline Bancorp and the Company’s subsidiary bank, Byline Bank, effective immediately. Ms. Herseth brings more than 36 years of banking experience to the Board.

“We are very pleased to welcome Mary Jo to the Byline Board of Directors,” said Roberto Herencia, Chairman of Byline Bancorp. “The addition of Mary Jo continues our commitment to maintaining a highly experienced board with substantial financial services expertise. In particular, Mary Jo brings significant credit approval and policy experience to the Board. Her background and industry experience will be valuable as we seek to add new perspectives to the Board that will help us effectively address the evolving needs of the diverse customer base that we serve.”

Following more than three decades in the banking industry, Ms. Herseth retired as Senior Vice President and National Head of Banking of BMO Private Bank- U.S. in 2017, where she was responsible for BMO’s private banking line of business at a national level. Currently, Ms. Herseth serves as a board member of Ride Illinois, as a board member and a member of various board committees of Thresholds, Inc., and as a Trustee and a member of various board committees of Dominican University. Ms. Herseth received her Bachelor’s degree in Finance from Northern Illinois University, and her Master of Business Administration degree from Northwestern University’s J.L. Kellogg Graduate School of Management. She is also a Certified Financial Planner. Ms. Herseth is a recipient of the National Association of Women Business Owners (NAWBO) corporate woman of achievement for 2011.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $4.9 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis which may or may not prove to be correct and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

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Contacts:

Media Investors

Erin O’Neill Allyson Pooley

Director of Marketing, Byline Bank Financial Profiles, Inc.

eoneill@bylinebank.comBYIR@bylinebank.com

773.475.2901310-622-8230

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